UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/17/2005

AMERICREDIT CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  -

TX	752291093
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of Principal Executive Offices, Including Zip Code)

(817)302-7165
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On May 17, 2005, AmeriCredit Corp. (the "Company") re-affirmed its guidance for fiscal year 2006 as previously provided in its third quarter earnings release issued on April 25, 2005. To reiterate, pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.
The Company forecasts operating results for the fourth quarter of fiscal year 2005 to be similar to operating results for its third fiscal quarter.

Net income and EPS forecasts

12 mos. ending 6/30/06
Net income ($ millions)      $265 - $295
Earnings per share          $1.60 - $1.76

These forecasts for fiscal year 2006 incorporate, but are not limited to, the following assumptions:

New loan volume of $5.8 to $6.2 billion;
Net interest margin of 13.0 to 13.5 percent of average on-book receivables;
Operating expenses of approximately 2.8 to 3.2 percent of the managed portfolio;
Managed portfolio-level credit losses to average between 5.0 and 6.0 percent overall for fiscal year 2006, but varying seasonally by quarter; and
Annualized provision for losses as a percent of average on-book receivables to average in the high-5 percent to low-6 percent range.
The forecasts for fiscal year 2006 earnings per share do not include additional share repurchases.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: May 17, 2005.	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer